SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – May 27, 2010
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On May 27, 2010, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of AK Steel Holding Corporation (the “Company”) recommended, and the Board of Directors of the Company approved, several changes to the composition of the Company’s Senior Management.  These changes resulted from the ongoing review and implementation of the Company’s management development and succession planning program and are intended to continue to position the Company for long-term success.  They include the promotions of three of the Company’s Named Executive Officers (“NEOs”), the appointments of three new Vice Presidents, and the promotion of the Assistant Controller to the position of Controller and Principal Accounting Officer.  Each of these changes will be effective June 1, 2010.

The Named Executive Officers who received the promotions and their new titles are as follows:

David C. Horn	Executive Vice President, General Counsel and Secretary

    Mr. Horn, age 58, was named the Company’s Senior Vice President, General Counsel and Secretary in January 2005.  He was elected Vice President and General Counsel in April 2001 and assumed the additional position of Secretary in August 2003.  Before joining the Company as Assistant General Counsel in December 2000, Mr. Horn was a partner in the Cincinnati-based law firm now known as Frost Brown Todd LLC.

John F. Kaloski	Executive Vice President and Operating Officer

    Mr. Kaloski, age 60, became the Company’s Senior Vice President, Operations in January 2005.  Mr. Kaloski was named Vice President in April 2003.  Prior to joining the Company in October 2002 as Director, Operations Technology, Mr. Kaloski served as a Senior Vice President at National Steel Corporation and held senior management positions at U.S. Steel Corporation.

Albert E. Ferrara, Jr.	Senior Vice President – Finance and Chief Financial Officer

    Mr. Ferrara, age 61, was elected the Company’s Vice President – Finance and Chief Financial Officer in November 2003.  Mr. Ferrara joined the Company in June 2003 as Director, Strategic Planning and was named Acting Chief Financial Officer in September 2003.  Prior to joining the Company, Mr. Ferrara was Vice President, Corporate Development for NS Group, Inc., a tubular products producer, and previously held positions as Senior Vice President and Treasurer with U.S. Steel Corporation and Vice President, Strategic Planning at USX Corporation.

The newly appointed Vice Presidents, each of whom also becomes an executive officer of the Company, and their new titles are as follows:

Keith J. Howell	Vice President – Carbon Steel Operations

    Mr. Howell, age 44, became the Company’s Director, Engineering and Raw Materials in March 2009.   He was named General Manager, Butler Works in 2005, General Manager, Middletown Works in 2003, and General Manager, Ashland Works in 2001.  Prior to that Mr. Howell served in a variety of other capacities with the Company since joining it in 1997, including Manager, Aluminized and Manager, Steelmaking at Middletown Works.

Kirk W. Reich	Vice President – Specialty Steel Operations

    Mr. Reich, age 42, was appointed General Manager, Middletown Works, in October 2006.  He was named Manager, Hot Strip Mill at Middletown Works in 2004, Manager, Mobile Maintenance / Maintenance Technology in 2003, and General Manager, Mansfield Works in 2000.  Prior to that Mr. Reich served in a variety of other capacities with the Company since joining it in 1989, including Manager, Processing and Shipping, Technical Manager, Process Manager and Civil Engineer.

Roger K. Newport	Vice President – Business Planning & Development

    Mr. Newport, age 45, was named the Company’s Controller and Chief Accounting Officer in July 2004.  Mr. Newport was elected Controller in September 2001.  Prior to that, Mr. Newport served in a variety of other capacities with the Company since joining it in 1985, including Assistant Treasurer, Manager, Financial Planning and Analysis, and Product Manager, Senior Product Specialist and Senior Auditor.

The Company also named a new Controller and Chief Accounting officer to replace Mr. Newport after his promotion, as follows.

Richard S. Williams	Controller and Chief Accounting Officer

    Mr. Williams, age 51, re-joined the Company and was named Assistant Controller in August 2008.  Prior to that, Mr. Williams had served as Chief Financial Officer for Geneva College starting in 2007, Vice President, Finance for St. Vincent College starting in 2001, and Chief Financial Officer of CSC Ltd starting in 2000.  Prior to that, Mr. Williams served in various positions with the Company after originally joining it in 1981, including Steel Group Controller, Controller for Butler / Zanesville Works and Europe, and Supervisor, General Accounting.  As a result of this promotion, Mr. Williams will become a participant in the AK Steel Executive Minimum and Supplemental Retirement Plan and the AK Steel Supplemental Thrift Plan.  Mr. Williams also will continue to be eligible to participate in the Company’s annual and long-term incentive compensation plans, as well as its various employee benefits programs.

Each of these newly promoted officers received adjustments to their total compensation packages to reflect their increased levels of responsibility and leadership in the Company.  Only Messrs. Horn, Kaloski and Ferrara are Named Executive Officers whose compensation packages are disclosed in the Company’s Proxy Statements.  For each of those NEOs, the changes to their compensation packages as a result of their promotions are set forth below.

With respect to the equity grants, Messrs. Horn, Kaloski and Ferrara each received a grant of time-vesting restricted stock in the amount of 12,000 shares in connection with his promotion.  In order, however, to encourage the long term employment by these NEOs with the Company, the vesting schedule for each of their grants was changed from the normal three-year incremental vesting of one third of the shares each year to “cliff” vesting of all of the shares at the end of a three-year period.  Under the terms of the Company’s Stock Incentive Plan (“SIP”), if the NEO resigns, retires or is terminated for cause prior to the expiration of that three-year vesting period, the entire 12,000 share grant will be forfeited.  Ordinarily, in the event of retirement, a restricted stock granted under the SIP is not forfeited and will continue to vest after a SIP participant leaves the Company.  In order to assure that these three-year cliff vesting grants will have the intended effect of encouraging long term employment by the NEOs, Messrs. Horn, Kaloski and Ferrara each entered into an agreement with the Company by which he agreed to waive his right under the SIP for continued vesting of this grant after his retirement.

With respect to performance incentive target percentages, for each NEO the percentage of his base salary which will be paid upon achievement by the Company of performance goals at the target level under the Company’s annual Management Incentive Plan or its Long Term Performance Plan was increased by ten percentage points.  For Messrs. Horn and Kaloski, their target percentages were increased from 65% to 75%.  For Mr. Ferrara, his target percentage was increased from 60% to 70%.   No changes were made to any of the performance goals for the Company under either the Management Incentive Plan or the Long Term Performance Plan.

    With respect to base salaries, each NEO also received an increase for 2010.  Mr. Horn’s annual base salary was increased by $30,000 annually to $637,500.  Mr. Kaloski’s annual base salary was increased by $30,000 to $565,000.  Mr. Ferrara’s annual base salary was increased by $48,750 to $536,250.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: May 28, 2010